Exhibit 99.1

Name and address of each other reporting person:

Supernova Management LLC
1603 Orrington Avenue
13th Floor
Evanston, Illinois 60201

Designated Filer:  Magnetar Capital Partners LP
Issuer & Ticker Symbol:  Atlas America Inc. [ ATLS ]

Date of Event Requiring Statement: 01/23/2008



Supernova Management LLC



By: /s/ Alec N. Litowitz
    --------------------
Name: Alec N. Litowitz, its Manager
Date: April 3, 2008


Alec N. Litowitz
c/o Magnetar Financial LLC
1603 Orrington Avenue
13th Floor
Evanston, Illinois  60201

Designated Filer:  Magnetar Capital Partners LP
Issuer & Ticker Symbol:  Atlas America Inc. [ ATLS ]

Date of Event Requiring Statement: 01/23/2008



Alec N. Litowitz



/s/ Alec N. Litowitz
--------------------
Date: April 3, 2008